UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) November 29, 2006

(Date of earliest event reported) November 28, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 28, 2006, we announced that we increased our 2006 earnings guidance and provided our preliminary 2007 earnings guidance.

Our updated 2006 earnings guidance is in the range of $2.60 to $2.70 per diluted share. This includes a $52 million, or 28 cents per share, one-time gain on our portion of ONEOK Partners, L.P.’s sale of a 20 percent interest in Northern Border Pipeline. Our preliminary 2007 earnings guidance is estimated to be in the range of $2.35 to $2.75 per diluted share.

Our preliminary 2007 guidance is based on estimates using current New York Mercantile Exchange (NYMEX) prices for natural gas and crude oil and current Oil Price Information Service (OPIS) prices for natural gas liquids. We expect to update our 2007 guidance during the year.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated November 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: November 29, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President –
Finance and Administration
and Chief Financial Officer

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